Exhibit 4.2

BANDWIDTH.COM, INC.

INVESTORS’ RIGHTS AGREEMENT

FEBRUARY 22, 2011

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3. INFORMATION AND OBSERVER RIGHTS	16

3.1. Delivery of Financial Statements	16
3.2. Inspection	17
3.3. Advisory Board	17
3.4. Termination of Information, Observer and Advisory Board Rights	17
3.5. Confidentiality	18

4. RIGHTS TO FUTURE STOCK ISSUANCES	18

4.1. Right of First Offer	18
4.2. Termination	19

5. ADDITIONAL COVENANTS	19

5.1. Insurance	19
5.2. Employee Agreements	20
5.3. Employee Stock	20
5.4. Board Matters	20
5.5. Successor Indemnification	20
5.6. Termination of Covenants	21

6. MISCELLANEOUS	21

6.1. Successors and Assigns	21
6.2. Governing Law	21
6.3. Counterparts	21
6.4. Titles and Subtitles	21
6.5. Notices	22
6.6. Amendments and Waivers	22
6.7. Severability	23
6.8. Aggregation of Stock	23
6.9. Entire Agreement	23
6.10. Dispute Resolution	23
6.11. Delays or Omissions	24
6.12. Acknowledgment	24

Schedule A	—	Schedule of Investors
Schedule B	—	Schedule of Key Holders
Exhibit A	—	Form of Noncompetition and Nonsolicitation Agreement

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INVESTORS’ RIGHTS AGREEMENT

THIS INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made as of February 22, 2011, by and among Bandwidth.com, Inc., a Delaware corporation (the “Company”), Carmichael Investment Partners, LLC, a Delaware limited liability company, (individually “Carmichael” or the “Investor” or, together with any subsequent successors or transferees, who become parties hereto pursuant to Section 6.1 below, the “Investors”) and each of the stockholders listed on Schedule B hereto, each of whom is referred to herein as a “Key Holder.”

RECITALS

WHEREAS, the Company and Carmichael are parties to the Series A Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”); and

WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce Carmichael to invest funds in the Company pursuant to the Purchase Agreement, Carmichael and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors, to receive certain information from the Company, and to participate in future equity offerings by the Company, and shall govern certain other matters as set forth in this Agreement; and

WHEREAS, each Key Holder is a party to a Buy-Sell Agreement by and between such Key Holder and the Company (each a “Buy-Sell Agreement”), which Buy-Sell Agreements include certain rights of the Key Holders to cause the Company to register shares of Common Stock held by such Key Holders, to receive certain information from the Company, and to participate in future equity offerings by the Company, as the case may be; and

WHEREAS, each Key Holder desires to terminate such Buy-Sell Agreement and become a party to this Agreement;

NOW, THEREFORE, the parties hereby agree as follows:

1. Definitions. For purposes of this Agreement:

1.1. “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.2. “Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

1.3. “Damages” means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.4. “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.5. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.6. “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.7. “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.8. “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.9. “GAAP” means generally accepted accounting principles in the United States.

1.10. “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.11. “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.12. “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.13. “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.14. “Key Employee” means any executive-level employee (including division director and vice president-level positions) as well as any employee who, either alone or in concert with others, develops, invents, programs, or designs any Company Intellectual Property (as defined in the Purchase Agreement).

1.15. “Key Holder Registrable Securities” means (i) the outstanding shares of Common Stock held by the Key Holders as of the date hereof (or issuable upon the conversion or exercise of any warrant, right, or other security held by the Key Holders as of the date hereof), (ii) any Common Stock issued (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued) to the Key Holders from or after the date hereof, including, without limitation, upon the conversion or exercise of any warrant, right or other security, and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of such shares.

1.16. “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.17. “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.18. “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after the date hereof; (iii) the Key Holder Registrable Securities, provided, however, that such Key Holder Registrable Securities shall not be deemed Registrable Securities and the Key Holders shall not be deemed Holders for the purposes of Subsections 2.1 or 2.10; and (iv) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement.

1.19. “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.20. “Restricted Securities” means the securities of the Company required to bear the legend set forth in Subsection 2.12(b) hereof.

1.21. “SEC” means the Securities and Exchange Commission.

1.22. “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.23. “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.24. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.25. “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.

1.26. “Series A Director” means any director of the Company that the holders of record of the Series A Preferred Stock are entitled to elect pursuant to the Company’s Certificate of Incorporation.

1.27. “Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.001 per share.

1.28. “True Sale” means: (a) a merger or consolidation in which (i) the Company is a constituent party, or (ii) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this definition of “True Sale” all shares of Common Stock issuable upon exercise of Options (as defined in the Company’s Certificate of Incorporation) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined in the Company’s Certificate of Incorporation) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the

Company; or (c) any other transaction that each of the Investor, James A. Bowen, FT Bandwidth Ventures, LLC and FT Bandwidth Ventures II, LLC agrees in writing constitutes a “True Sale” for the purposes of this Agreement; provided, however, no transaction described in either clause (a) or clause (b) above will constitute a “True Sale” unless, in the case of any transaction described in clause (a) above, all of the consideration to be distributed to the holders of the Company’s capital stock constitutes cash and/or marketable securities or, in the case of any transaction described in clause (b) above, all of the consideration actually paid to the Company constitutes cash and/or marketable securities.

2. Registration Rights. The Company covenants and agrees as follows:

2.1. Demand Registration.

(a) Form S-1 Demand. If at any time after the earlier of (i) five (5) years after the date of this Agreement or (ii) one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of twenty-five percent (25%) of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement, then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.1(c) and Subsection 2.3.

(b) Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least twenty percent (20%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $3,000,000, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.1(c) and Subsection 2.3.

(c) Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than one hundred twenty (120) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than twice in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such one hundred twenty (120) day period other than an Excluded Registration.

(d) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a)(i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Subsection 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Subsection 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d).

2.2. Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.

2.3. Underwriting Requirements.

(a) If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Subsection 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, (ii) the number of Registrable Securities included in the offering be reduced below twenty percent

(20%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering, (iii) notwithstanding (ii) above, any Registrable Securities which are not Key Holder Registrable Securities be excluded from such underwriting unless all Key Holder Registrable Securities are first excluded from such offering, or (iv) notwithstanding (ii) or (iii) above, any Key Holder Registrable Securities which are held by James A. Bowen, FT Bandwidth Ventures, LLC, and/or FT Bandwidth Ventures II, LLC, be excluded from such underwriting unless all other Key Holder Registrable Securities are first excluded from such offering. For purposes of the provision in this Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c) For purposes of Subsection 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 2.3(a), fewer than fifty percent (50) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4. Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to 365 days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

2.5. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6. Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $30,000, of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsection 2.1(a) or Subsection 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Subsection 2.1(a) or Subsection 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8. Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9. Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would (i) provide to such holder the right to include securities in any registration on other than either a pro rata basis with respect to the Registrable Securities or on a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Subsection 6.9.

2.11. “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Subsection 2.11 shall apply only to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Series A Preferred Stock). The underwriters in connection with such registration are intended third-party beneficiaries of this Subsection 2.11 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

2.12. Restrictions on Transfer.

(a) The Series A Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Series A Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b) Each certificate or instrument representing (i) the Series A Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.12(c)) be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.12.

(c) The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; provided, however, no such opinion of legal counsel will be required in connection with any sale, pledge or transfer to which the provisions of Subsections 2.1 and 2.2 of the Right of First Refusal and Co-Sale Agreement, dated as of the date hereof, by and among the Company, the Investor and the Key Holders named therein, do not apply pursuant to the terms and conditions of Section 3 of such Right of First Refusal and Co-Sale Agreement; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144 or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Subsection 2.12. Each certificate or instrument evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.12(b), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13. Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsection 2.1 or Subsection 2.2 shall terminate upon the earliest to occur of:

(a) a True Sale;

(b) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration; and

(c) the fifth anniversary of the IPO.

3. Information and Observer Rights.

3.1. Delivery of Financial Statements to Carmichael; Related Matters. The Company shall deliver to Carmichael:

(a) as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year and as included in the Budget (as defined in Subsection 3.1(e)) for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants reasonably acceptable to Carmichael (for clarity, Grant Thornton LLP will be deemed reasonably acceptable to Carmichael).

(b) as soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c) as soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit Carmichael to calculate its respective percentage equity ownership in the Company;

(d) as soon as practicable, but in any event within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet and statement of stockholders’ equity as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP); and

(e) as soon as practicable, but in any event before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), approved by the Board of Directors and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company.

(f) If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

(g) Notwithstanding anything else in this Subsection 3.1 to the contrary, the Company may cease providing the information set forth in this Subsection 3.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Subsection 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2. Delivery of Financial Statements to Key Holders. The Company shall deliver to each Key Holder:

(a) as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by the Company’s independent public accountants; and

(b) as soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP).

3.3. Inspection. The Company shall permit Carmichael, at Carmichael’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by Carmichael and with reasonable advance notification; provided, however, that the Company shall not be obligated pursuant to this Subsection 3.3 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.4. Advisory Board. As long as Carmichael owns not less than 250,000 shares of Series A Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof) (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations), Carmichael shall have the right to appoint two (2) members to the Company’s Advisory Board. The Company covenants and agrees to convene at least four (4) meetings of the Advisory Board each fiscal year.

3.5. Termination of Information, Inspection and Advisory Board Rights. The covenants set forth in Subsection 3.1, Subsection 3.3, Subsection 3.3 and Subsection 3.4 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a True Sale, whichever event occurs first.

3.6. Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 3.6 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Subsection 3.6; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

4. Rights to Future Stock Issuances.

4.1. Right of First Refusal. Subject to the terms and conditions of this Subsection 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first grant to each of Carmichael and each Key Holder the right of first refusal to purchase, on the terms and conditions set forth in the Company’s Offer Notice (as defined below), up to that portion of such New Securities which equals the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Series A Preferred Stock and any other Derivative Securities then held, by Carmichael or such Key Holder, as the case may be, bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Series A Preferred Stock and other Derivative Securities). Carmichael and each Key Holder shall be entitled to apportion the right of first refusal hereby granted to it among itself and its Affiliates in such proportions as it deems appropriate.

(a) In the event the Company proposes to undertake an issuance of New Securities, the Company will give Carmichael and each Key Holder written notice (the “Offer Notice”) of its intention, describing (i) the type of New Securities which the Company proposes to issue, (ii) the number of such New Securities which the Company proposes to issue, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b) Carmichael and each Key Holder will have thirty (30) days from the date of any such Offer Notice to exercise its right of first refusal pursuant to this Subsection 4.1 hereof for the price and upon the general terms specified in the Offer Notice by written notice to the Company stating therein the quantity of New Securities to be purchased by Carmichael or such Key Holder, as the case may be. The closing of any sale pursuant to this Subsection 4.1(b) shall occur within ninety (90) days of the date that the Offer Notice is given.

(c) The Company may, during the ninety (90) day period following the expiration of the period provided in Subsection 4.1(b), offer and sell all such New Securities respecting which the rights of first refusal of Carmichael or any Key Holder, as the case may be, were not exercised, at a price and upon terms no more favorable in any material respect to the purchasers thereof than specified in the Offer Notice. If the Company has not sold all such New Securities within such ninety (90) day period following the expiration of the period provided in Subsection 4.1(b), the Company will not thereafter issue or sell any New Securities without first notifying Carmichael and the Key Holders in accordance with this Subsection 4.1.

(d) The right of first refusal in this Subsection 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Company’s Certificate of Incorporation); (ii) New Securities issued to Carmichael and/or James A. Bowen from time to time due to or in connection with the issuance of New Securities (including, without limitation, Exempted Securities) to the Company’s directors, employees, independent contractors, and/or advisors, or (iii) shares of Common Stock issued in the IPO.

4.2. Termination. The covenants set forth in Subsection 4.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a True Sale, whichever event occurs first.

5. Additional Covenants. The Company covenants and agrees with Carmichael as follows:

5.1. Insurance. The Company shall use its commercially reasonable efforts to obtain, within thirty (30) days of the date hereof, from financially sound and reputable insurers Directors and Officers liability insurance and term “key-person” insurance on David A. Morken, each in an amount and on terms and conditions satisfactory to the Board of Directors, including the Series A Director, and will use commercially reasonable efforts to cause such insurance policies to be maintained until such time as the Board of Directors determines that such insurance should be discontinued. The key-person policy shall name the Company as loss payee, and neither policy shall be cancelable by the Company without prior approval by the Board of Directors including the Series A Director.

5.2. Employee Agreements. The Company will cause (i) each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement and (ii) each Key Employee who receives options to purchase shares of the Company’s Common Stock to enter into a one (1) year noncompetition and nonsolicitation agreement, substantially, in the form attached hereto as Exhibit A. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any restricted stock agreement between the Company and any employee, without the consent of the Series A Director.

5.3. Employee Stock. Unless otherwise approved by the Board of Directors, all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, and (ii) a market stand-off provision substantially similar to that in Subsection 2.11. In addition, unless otherwise approved by the Board of Directors, the Company shall retain a “right of first refusal” on employee transfers until the Company’s IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.

5.4. Board Matters. Unless otherwise determined by the vote of a majority of the directors then in office, the Board of Directors shall meet at least quarterly in accordance with an agreed-upon schedule. The Company shall reimburse the nonemployee directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors. The Company shall cause to be established, as soon as practicable after such request, and will maintain, an audit and compensation committee, each of which shall include the Series A Director. The Series A Director shall be entitled in such person’s discretion to be a member of any Board committee. The Company shall use commercially reasonable efforts, in a manner reasonably determined by the Company’s Board of Directors to appropriately position the Company in anticipation of any then-current plans to file a registration statement in connection with an initial public offering of the Company’s Common Stock, to identify suitable persons who are not employed by the Company to serve as independent directors, each of whom will be elected by the holders of the Company’s Common Stock.

5.5. Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Certificate of Incorporation, or elsewhere, as the case may be.

5.6. Termination of Covenants. The covenants set forth in this Section 5, except for Subsection 5.5, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a True Sale, whichever event occurs first.

6. Miscellaneous.

6.1. Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least 30,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2. Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of North Carolina, without regard to conflict of law principles that would result in the application of any law other than the law of the State of North Carolina.

6.3. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4. Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto (or Schedule B (as applicable)), or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 6.5. If notice is given to the Company, a copy shall also be sent to Attention: General Counsel, 4001 Weston Parkway, Cary, NC 27513, legal@bandwidth.com, and if notice is given to Carmichael, a copy shall also be given to John M. Fogg, Robinson, Bradshaw & Hinson, P.A., 1450 Raleigh Road, Suite 215, Chapel Hill, NC 27517, jfogg@rbh.com.

6.6. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding (excluding any Key Holder Registrable Securities for the purposes of determining the holders of a majority of the Registrable Securities then outstanding); provided that the Company may in its sole discretion waive compliance with Subsection 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.12(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Further, this Agreement may not be amended, and no provision hereof may be waived, in each case, in any way which would adversely affect the rights of the Key Holders hereunder without also the written consent of the holders of at least a majority of the Registrable Securities held by the Key Holders, which majority of the Registrable Securities held by the Key Holders must include James A. Bowen, FT Bandwidth Ventures, LLC and FT Bandwidth Ventures II, LLC, so long as James A. Bowen, FT Bandwidth Ventures, LLC or FT Bandwidth Ventures II, LLC, respectively, holds any Registrable Securities. In addition, (i) this Agreement may not be amended, modified or terminated and the observance of any term hereunder may not be waived with respect to any Investor or Key Holder without the written consent of such Investor or Key Holder unless such amendment, modification, termination or waiver applies to all Investors and Key Holders, respectively, in the same fashion and such amendment, modification, termination or waiver is otherwise approved pursuant to the immediately preceding sentence of this Section 6.6, and (ii) the consent of the Key Holders shall not be required for any amendment, modification, termination or waiver if such amendment, modification, termination or waiver does not apply to the Key Holders. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Subsection 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7. Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8. Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

6.9. Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. Upon the effectiveness of this Agreement, each of the Buy-Sell Agreements will be deemed terminated and of no further force or effect.

6.10. Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of North Carolina and to the jurisdiction of the United States District Court for the Eastern District of North Carolina for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of North Carolina or the United States District Court for the Eastern District of North Carolina, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL

6.11. Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.12. Acknowledgment. The Company acknowledges that the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BANDWIDTH.COM, INC.

By:	/s/ David A. Morken
Name:	David A. Morken
Title:	Chief Executive Officer

CARMICHAEL INVESTMENT PARTNERS, LLC

By:	/s/ Brian D. Bailey
Name:	Brian D. Bailey
Title:	Managing Partner

KEY HOLDERS:

/s/ J. Adam Abram
J. Adam Abram

B. THOMAS M. SMITH, JR. DECLARATION OF TRUST

By:	/s/ B. Thomas M. Smith, Jr.
B. Thomas M. Smith, Jr., Trustee

/s/ B. Thomas M. Smith
B. Thomas M. Smith

/s/ James A. Bowen
James A. Bowen

FT BANDWIDTH VENTURES, LLC

By:	/s/ James A. Bowen
James A. Bowen, Manager

FT BANDWIDTH VENTURES II, LLC

By:	/s/ James A. Bowen
James A. Bowen, Manager

/s/ John Alston Gardner
John Alston Gardner

/s/ Naomi Lerner
Naomi Lerner

/s/ Sarah Lerner
Sarah Lerner

/s/ Steven J. Lerner
Steven J. Lerner

/s/ David W. Smith
David W. Smith

SCHEDULE A

Investors

Carmichael Investment Partners, LLC

6000 Fairview Road, Suite 1200

Charlotte, NC 28210

704-552-3770

brian.bailey@carmichaelpartners.com

SCHEDULE B

Key Holders

J. Adam Abram

300 Meadowmont Village Cr.

Suite 333

Chapel Hill, North Carolina 27517

Email: jaabram@gmail.com

B. THOMAS M. SMITH, JR. DECLARATION OF TRUST

4086 Penshurt Park

Sarasota, Florida 34235

Email: new_weetartan@yahoo.com

B. Thomas M. Smith

4086 Penshurt Park

Sarasota, Florida 34235

Email: new_weetartan@yahoo.com

James A. Bowen

415 West Union

Wheaton, Illinois 60187

Email: jbowen@ftportfolios.com

FT BANDWIDTH VENTURES, LLC

c/o James A. Bowen

120 Liberty Drive

Wheaton, Illinois 60187

Email: jbowen@ftportfolios.com

FT BANDWIDTH VENTURES II, LLC

c/o James A. Bowen

120 Liberty Drive

Wheaton, Illinois 60187

Email: jbowen@ftportfolios.com

John Alston Gardner

1266 W. Paces Ferry Road

Box 459

Atlanta, Georgia 30327

Email: alstongardner@yahoo.com

Naomi Lerner

Attention: Steven J. Lerner

110 Sandy Creek Trail

Chapel Hill, North Carolina 27516

Email: slerner@bluehillgroup.com

Sarah Lerner

Attention: Steven J. Lerner

110 Sandy Creek Trail

Chapel Hill, North Carolina 27516

Email: slerner@bluehillgroup.com

Steven J. Lerner

110 Sandy Creek Trail

Chapel Hill, North Carolina 27516

Email: slerner@bluehillgroup.com

David W. Smith

4945 SW 91st Drive

Gainesville, Florida 32608

Email: dwsmith@ufl.edu

AMENDMENT WITH RESPECT TO MATTERS RELATED TO

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

AND INVESTORS’ RIGHTS AGREEMENT

This Amendment (the “Amendment”) is made by and among (i) Bandwidth.com, Inc. (the “Company”), (ii) (A) the Key Holders (as defined in the ROFR Agreement (as defined below)) holding a majority of the shares of Transfer Stock held by all of the Key Holders as of the Amendment Effective Date (as defined below), including, James A. Bowen, FT Bandwidth Ventures, LLC and FT Bandwidth Ventures II, LLC, and (B) the Key Holders (as defined in the IR Agreement (as defined below)) holding a majority of the shares of Registrable Securities (as defined in the IR Agreement), including, James A. Bowen, FT Bandwidth Ventures, LLC and FT Bandwidth Ventures II, LLC, and (iii) Carmichael Investment Partners, LLC, as the holder of all of the shares of Common Stock issued or issuable upon conversion of the outstanding Preferred Stock. Capitalized terms not otherwise defined in this Amendment are as defined in the Right of First Refusal and Co-Sale Agreement, dated as of February 22, 2011 (the “ROFR Agreement”).

WHEREAS, in addition to the ROFR Agreement, the Company, the Investor, and certain Key Holders are parties to the Investors’ Rights Agreement, dated as of February 22, 2011 (the “IR Agreement”); and

WHEREAS, the Company, the Investor and the Key Holders desire to amend the ROFR Agreement as described in this Amendment as of the Amendment Effective Date stated on the signature page attached hereto (the “Amendment Effective Date”); and

WHEREAS, the Company, the Investor and certain Key Holders who are parties to the IR Agreement desire to amend the ROFR Agreement as described in this Amendment as of the Amendment Effective Date.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment to ROFR Agreement. Section 3.1 of the ROFR Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

Exempted Transfers. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Subsections 2.1 and 2.2 shall not apply: (a) in the case of a Key Holder that is an entity, upon a transfer by such Key Holder to its stockholders, members, partners or other equity holders, (b) to a repurchase of Transfer Stock from a Key Holder by the Company at a price no greater than that originally paid by such Key Holder for such Transfer Stock and pursuant to an agreement containing vesting and/or repurchase provisions approved by a majority of the Board of Directors, (c) to a pledge of Transfer Stock that creates a mere security interest in the pledged Transfer Stock, provided that the pledgee thereof agrees in writing in advance to be bound by and comply with all applicable provisions of this Agreement to the same extent as if it were the Key Holder making such pledge, (d) (i) in the case of a Key Holder that is a natural person, upon a transfer of Transfer Stock by such Key Holder made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to his or her spouse, child (natural or adopted), or any other direct lineal descendant of such Key Holder (or his or her spouse) (all of the foregoing collectively referred to as “family members”), or any other person approved by the Board of Directors of the Company, including the Series A Director (as defined in the Company’s Certificate of Incorporation), or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, such Key Holder or any such family members, (ii) in the case of The 2009 Henry Rice Kaestner

GRAT, upon a transfer of Transfer Stock by such Key Holder to Henry R. Kaestner and/or spouse, child (natural or adopted), or any other direct lineal descendant of such Key Holder (or his or her spouse) (all of the foregoing collectively referred to as “family members”), or any other person approved by the Board of Directors of the Company, including the Series A Director (as defined in the Company’s Certificate of Incorporation), or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, such Key Holder or any such family members, or (iii) in the case of The 2009 David Morken GRAT, upon a transfer of Transfer Stock by such Key Holder to David A. Morken and/or spouse, child (natural or adopted), or any other direct lineal descendant of such Key Holder (or his or her spouse) (all of the foregoing collectively referred to as “family members”), or any other person approved by the Board of Directors of the Company, including the Series A Director (as defined in the Company’s Certificate of Incorporation), or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, such Key Holder or any such family members, or (e) to the sale by the Key Holder of up to 5% of the Transfer Stock held by such Key Holder as of the date that such Key Holder first became party to this Agreement; provided, however, (i) David A. Morken, the 2009 David Morken GRAT and/or any transferee of David A. Morken and/or the 2009 David Morken GRAT permitted pursuant to clause (d) above will at all times from and after February 22, 2011 be aggregated to determine such 5% and any sales or transfers by David A. Morken, the 2009 David Morken GRAT and/or any transferee of David A. Morken and/or the 2009 David Morken GRAT permitted pursuant to clause (d) above will at all times from and after February 22, 2011 be aggregated to determine compliance with such 5%, and (ii) Henry R. Kaestner, the 2009 Henry Rice Kaestner GRAT and/or any transferee of Henry R. Kaestner and/or the 2009 Henry Rice Kaestner GRAT permitted pursuant to clause (d) above will at all times from and after February 22, 2011 be aggregated to determine such 5% and any sales or transfers by Henry R. Kaestner, the 2009 Henry Rice Kaestner GRAT and/or any transferee of Henry R. Kaestner and/or the 2009 Henry Rice Kaestner GRAT permitted pursuant to clause (d) above will at all times from and after February 22, 2011 be aggregated to determine compliance with such 5%; provided that in the case of clause(s) (a), (c), (d) or (e), the Key Holder shall deliver prior written notice to the Investors of such pledge, gift or transfer and such shares of Transfer Stock shall at all times remain subject to the terms and restrictions set forth in this Agreement and such transferee shall, as a condition to such issuance, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as a Key Holder (but only with respect to the securities so transferred to the transferee), including the obligations of a Key Holder with respect to Proposed Key Holder Transfers of such Transfer Stock pursuant to Section 2; and provided, further, in the case of any transfer pursuant to clause (a) or (d) above, that such transfer is made pursuant to a transaction in which there is no consideration actually paid for such transfer.

2. Amendment to IR Agreement. Section 4.1(d) of the IR Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

The right of first refusal in this Subsection 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Company’s Certificate of Incorporation); (ii) New Securities issued to Carmichael and/or James A. Bowen from time to time due to or in connection with the issuance of New Securities (including, without limitation, Exempted Securities) to the Company’s directors, employees, independent contractors, and/or advisors, (iii) shares of Common Stock issued in the IPO, or (iv) warrants to purchase up to 1,939 shares of Common Stock issued to Carmichael Investment Partners, LLC (and shares of Common Stock issuable upon exercise of such warrants).

3. Miscellaneous. This Amendment may only be amended in writing by and among (i) the Company, (ii) the Key Holders holding a majority of the shares of Transfer Stock held by all of the Key Holders, including, James A. Bowen, FT Bandwidth Ventures, LLC and FT Bandwidth Ventures II, LLC, and (iii) Carmichael Investment Partners, LLC, as the holder of all of the shares of Common Stock issued or issuable upon conversion of the outstanding Preferred Stock. The section headings contained in this Amendment are inserted for convenience only and will not affect in any way the meaning or interpretation of this Amendment. Except as otherwise provided herein, the terms and conditions of the ROFR Agreement and the IR Agreement remain in full force and effect.

(The remainder of this page is intentionally left blank.)

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of September 21, 2012 (the “Amendment Effective Date”).

BANDWIDTH.COM, INC.

By:	/s/ David A. Morken
David A. Morken, Chief Executive Officer

CARMICHAEL INVESTMENT PARTNERS, LLC

By:	Carmichael Bandwidth, LLC

By:	/s/ Brian D. Bailey
Brian D. Bailey, Managing Partner

/s/ David A. Morken
David A. Morken, Individually

THE 2007 MICHAEL OWEN MORKEN IRREVOCABLE TRUST

By:	/s/ Henry R. Kaestner
Henry R. Kaestner, Trustee

THE 2007 GRACE ELAINE MORKEN IRREVOCABLE TRUST

By:	/s/ Henry R. Kaestner
Henry R. Kaestner, Trustee

THE 2007 HELEN CHRISTINE MORKEN IRREVOCABLE TRUST

By:	/s/ Henry R. Kaestner
Henry R. Kaestner, Trustee

THE 2007 DANIEL JAMES MORKEN IRREVOCABLE TRUST

By:	/s/ Henry R. Kaestner
Henry R. Kaestner, Trustee

THE 2007 INGA MARIE MORKEN IRREVOCABLE TRUST

By:	/s/ Henry R. Kaestner
Henry R. Kaestner, Trustee

THE 2007 BENJAMIN SCOTT MORKEN IRREVOCABLE TRUST

By:	/s/ Henry R. Kaestner
Henry R. Kaestner, Trustee

/s/ Henry R. Kaestner
Henry R. Kaestner, Individually

THE 2007 GRAHAM REED KAESTNER IRREVOCABLE TRUST

By:	/s/ Tom Hahn
Tom Hahn, Trustee

THE 2007 JOSEPH RICE KAESTNER IRREVOCABLE TRUST

By:	/s/ Tom Hahn
Tom Hahn, Trustee

THE 2007 BENJAMIN HENRY KAESTNER IV IRREVOCABLE TRUST

By:	/s/ Tom Hahn
Tom Hahn, Trustee

/s/ James A. Bowen
James A. Bowen

FT BANDWIDTH VENTURES, LLC

By:	/s/ James A. Bowen
James A. Bowen, Manager

FT BANDWIDTH VENTURES II, LLC

By:	/s/ James A. Bowen
James A. Bowen, Manager

AMENDMENT WITH RESPECT TO MATTERS RELATED TO

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT, INVESTORS’ RIGHTS AGREEMENT AND VOTING AGREEMENT

This Amendment (the “Amendment”) is made by and among (i) Bandwidth.com, Inc. (the “Company”), (ii) (A) the Key Holders (as defined in the ROFR Agreement (as defined below)) holding a majority of the shares of Transfer Stock (as defined in the ROFR Agreement (as defined below)) held by all of the Key Holders as of the Amendment Effective Date (as defined below), including, James A. Bowen, FT Bandwidth Ventures, LLC and FT Bandwidth Ventures II, LLC, (B) the Key Holders (as defined in the IR Agreement (as defined below)) holding a majority of the shares of Registrable Securities (as defined in the IR Agreement), including, James A. Bowen, FT Bandwidth Ventures, LLC and FT Bandwidth Ventures II, LLC, and (C) the Key Holders (as defined in the Voting Agreement (as defined below)) holding a majority of the Shares (as defined in the Voting Agreement) then held by such Key Holders, including James A. Bowen, FT Bandwidth Ventures, LLC and FT Bandwidth Ventures II, LLC, and (iii) Carmichael Investment Partners, LLC, as the holder of all of the shares of Common Stock issued or issuable upon conversion of the outstanding Preferred Stock.

WHEREAS, in addition to the ROFR Agreement, the Company, the Investor, and certain Key Holders are parties to the Investors’ Rights Agreement, dated as of February 22, 2011 (as previously amended, the “IR Agreement”); and

WHEREAS, in addition to the ROFR Agreement and the IR Agreement, the Company, the Investor and certain Key Holders are parties to the Voting Agreement, dated as of February 22, 2011 (as previously amended, the “Voting Agreement”); and

WHEREAS, the Company, the Investor and the Key Holders desire to amend the ROFR Agreement as described in this Amendment as of the Amendment Effective Date stated on the signature page attached hereto (the “Amendment Effective Date”); and

WHEREAS, the Company, the Investor and certain Key Holders who are parties to the IR Agreement desire to amend the IR Agreement as described in this Amendment as of the Amendment Effective Date; and

WHEREAS, the Company, the Investor and certain Key Holders who are parties to the Voting Agreement desire to amend the Voting Agreement as described in this Amendment as of the Amendment Effective Date.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendments to ROFR Agreement.

(a) Section 1.18 of the ROFR Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

“True Sale” means: (a) a merger or consolidation in which (i) the Company is a constituent party, or (ii) a subsidiary of the Company is a constituent party and the Company issues shares of its Capital Stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of Capital Stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly

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owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this definition of “True Sale” all shares of Common Stock issuable upon exercise of Options (as defined in the Company’s Certificate of Incorporation) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined in the Company’s Certificate of Incorporation) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company; or (c) any other transaction that each of the Investor, James A. Bowen, Susan R. Bowen, FT Bandwidth Ventures, LLC and FT Bandwidth Ventures II, LLC agrees in writing constitutes a “True Sale” for the purposes of this Agreement. Notwithstanding the foregoing, no transaction described in either clause (a) or clause (b) above will constitute a “True Sale” unless, in the case of any transaction described in clause (a) above, all of the consideration to be distributed to the holders of the Company’s capital stock constitutes cash and/or marketable securities or, in the case of any transaction described in clause (b) above, all of the consideration actually paid to the Company constitutes cash and/or marketable securities.

(b)	The concluding sentence of Section 2.2(a) of the ROFR Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

For the purposes of this Section 2.2 (and any section or subsection referenced in this Section 2.2 or any other section or subsection necessarily implied for the operation of this Section 2.2) only, James A. Bowen, Susan R. Bowen, FT Bandwidth Ventures, LLC, and FT Bandwidth Ventures II, LLC, each will be deemed to be an Investor and not a Key Holder.

(c)	Section 6.8 of the ROFR Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

Amendment; Waiver and Termination. This Agreement may be amended, modified or terminated (other than pursuant to Section 6.1 above) and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company, (b) the Key Holders holding a majority of the shares of Transfer Stock then held by all of the Key Holders, which majority of the shares of Transfer Stock held by the Key Holders must include James A. Bowen, Susan R. Bowen, FT Bandwidth Ventures, LLC and FT Bandwidth Ventures II, LLC, so long as James A. Bowen, Susan R. Bowen, FT Bandwidth Ventures, LLC or FT Bandwidth Ventures II, LLC, respectively is a Key Holder; and (c) the holders of a majority of the shares of Common Stock issued or issuable upon conversion of the then outstanding shares of Preferred Stock held by the Investors (voting as a single class and on an as-converted basis). Any amendment, modification, termination or waiver so effected shall be binding upon the Company, the Investors, the Key Holders and all of their respective successors and permitted assigns whether or not such party, assignee or other shareholder entered into or approved such amendment, modification, termination or waiver. Notwithstanding the foregoing, (i) this Agreement may not be amended, modified or terminated and the observance of any term hereunder may not be waived with respect to any Investor (including James A. Bowen, Susan R.

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Bowen, FT Bandwidth Ventures, LLC, and FT Bandwidth Ventures II, LLC, for the purposes of any amendment, modification, termination or waiver of any rights pursuant to Section 2.2 above), or Key Holder without the written consent of such Investor (including James A. Bowen, Susan R. Bowen, FT Bandwidth Ventures, LLC, and FT Bandwidth Ventures II, LLC, for the purposes of any amendment, modification, termination or waiver of any rights pursuant to Section 2.2 above) or Key Holder unless such amendment, modification, termination or waiver applies to all Investors (including James A. Bowen, Susan R. Bowen, FT Bandwidth Ventures, LLC, and FT Bandwidth Ventures II, LLC, for the purposes of any amendment, modification, termination or waiver of any rights pursuant to Section 2.2 above) and Key Holders, respectively, in the same fashion and such amendment, modification, termination or waiver is otherwise approved pursuant to the first sentence of this Section 6.8, and (ii) the consent of the Key Holders shall not be required for any amendment, modification, termination or waiver if such amendment, modification, termination or waiver does not apply to the Key Holders. The Company shall give prompt written notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination or waiver. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

2.	Amendment to IR Agreement.

(a) Section 1.28 of the IR Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

“True Sale” means: (a) a merger or consolidation in which (i) the Company is a constituent party, or (ii) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this definition of “True Sale” all shares of Common Stock issuable upon exercise of Options (as defined in the Company’s Certificate of Incorporation) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined in the Company’s Certificate of Incorporation) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company; or (c) any other transaction that each of the Investor, James A. Bowen, Susan R. Bowen, FT Bandwidth Ventures, LLC and FT Bandwidth Ventures II, LLC agrees in writing constitutes a “True Sale” for the purposes of this Agreement. Notwithstanding the foregoing, no transaction described in either clause (a) or clause (b) above will constitute a “True Sale” unless, in the case of any transaction described in clause (a) above,

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all of the consideration to be distributed to the holders of the Company’s capital stock constitutes cash and/or marketable securities or, in the case of any transaction described in clause (b) above, all of the consideration actually paid to the Company constitutes cash and/or marketable securities.

(b)	Section 2.3(b)(iv) of the IR Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

notwithstanding (ii) or (iii) above, any Key Holder Registrable Securities which are held by James A. Bowen, Susan R. Bowen, FT Bandwidth Ventures, LLC, and/or FT Bandwidth Ventures II, LLC, be excluded from such underwriting unless all other Key Holder Registrable Securities are first excluded from such offering.

(c)	Section 4.1(d) of the IR Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

The right of first refusal in this Subsection 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Company’s Certificate of Incorporation); (ii) New Securities issued to Carmichael, James A. Bowen and/or Susan R. Bowen pursuant to the letter agreement, each dated as of November 23, 2016, or (iii) shares of Common Stock issued in the IPO.

(d)	Section 6.6 of the IR Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding (excluding any Key Holder Registrable Securities for the purposes of determining the holders of a majority of the Registrable Securities then outstanding); provided that the Company may in its sole discretion waive compliance with Subsection 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.12(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Further, this Agreement may not be amended, and no provision hereof may be waived, in each case, in any way which would adversely affect the rights of the Key Holders hereunder without also the written consent of the holders of at least a majority of the Registrable Securities held by the Key Holders, which majority of the Registrable Securities held by the Key Holders must include James A. Bowen, Susan R. Bowen, FT Bandwidth Ventures, LLC and FT Bandwidth Ventures II, LLC, so long as James A. Bowen, Susan R. Bowen, FT Bandwidth Ventures, LLC or FT Bandwidth Ventures II, LLC, respectively, holds any Registrable Securities. In addition, (i) this Agreement may not be amended, modified or terminated and the observance of any term hereunder may not be waived with respect to any Investor or Key Holder without the written consent of such Investor or Key Holder unless such amendment, modification, termination or waiver applies to all Investors and Key Holders, respectively, in the same fashion and such amendment, modification, termination or waiver is otherwise approved pursuant to the immediately preceding sentence of this Section 6.6, and (ii) the consent of the Key Holders shall not be required for any amendment, modification, termination or waiver if such amendment, modification, termination or waiver does not apply to the Key Holders. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Subsection 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

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3. Amendment to Voting Agreement.

(a)	Section (c) of the definition of “True Sale” in Section 4 of the Voting Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

“any other transaction that each of the Investor, James A. Bowen, Susan R. Bowen, FT Bandwidth Ventures, LLC and FT Bandwidth Ventures II, LLC agrees in writing constitutes a “True Sale” for the purposes of this Agreement;”

(b)	Section 5.8 of the Voting Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

This Agreement may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company; (b) the Key Holders holding a majority of the Shares then held by the Key Holders, which majority must include must include James A. Bowen, Susan R. Bowen, FT Bandwidth Ventures, LLC and FT Bandwidth Ventures II, LLC, so long as James A. Bowen, Susan R. Bowen, FT Bandwidth Ventures, LLC or FT Bandwidth Ventures II, LLC, respectively is a Key Holder; and (c) the holders of a majority of the shares of Common Stock issued or issuable upon conversion of the shares of Series A Preferred Stock held by the Investors (voting as a single class and on an as-converted basis). Any amendment, modification, termination or waiver so effected shall be binding upon the Company, the Investors, the Key Holders and all of their respective successors and permitted assigns whether or not such party, assignee or other shareholder entered into or approved such amendment, modification, termination or waiver. Notwithstanding the foregoing, (i) this Agreement may not be amended, modified or terminated and the observance of any term hereunder may not be waived with respect to any Investor or Key Holder without the written consent of such Investor or Key Holder unless such amendment, modification, termination or waiver applies to all Investors and Key Holders, respectively, in the same fashion and such amendment, modification, termination or waiver is otherwise approved pursuant to the first sentence of this Section 5.8, and (ii) the consent of the Key Holders shall not be required for any amendment, modification, termination or waiver if such amendment, modification, termination or waiver does not apply to the Key Holders. Notwithstanding the foregoing, Subsection 1.2(a) of this Agreement shall not be amended or waived without the written consent Carmichael Investment Partners, LLC. The Company shall give prompt written notice of any amendment, termination or waiver hereunder to any party that did not consent in writing thereto. Any amendment, termination or waiver effected in accordance with this Subsection 5.8 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, termination or waiver. For purposes of this Subsection 5.8, the requirement of a written instrument may be satisfied in the form of an action by written consent of the Stockholders circulated by the Company and executed by the Stockholder parties specified, whether or not such action by written consent makes explicit reference to the terms of this Agreement.

4. Miscellaneous. This Amendment may only be amended in writing by and among (i) the Company, (ii) the Key Holders holding a majority of the shares of Transfer Stock held by all of the Key Holders, including, James A. Bowen, Susan R. Bowen, FT Bandwidth Ventures, LLC and FT Bandwidth Ventures II, LLC, and (iii) Carmichael Investment Partners, LLC, as the holder of all of the shares of Common Stock issued or issuable upon conversion of the outstanding Preferred Stock. The section headings contained in this Amendment are inserted for convenience only and will not affect in any way the meaning or interpretation of this Amendment. Except as otherwise provided herein, the terms and conditions of the ROFR Agreement, the IR Agreement and the Voting Agreement remain in full force and effect.

(The remainder of this page is intentionally left blank.)

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of November 23, 2016 (the “Amendment Effective Date”).

BANDWIDTH.COM, INC.

By:	/s/ David A. Morken
David A. Morken, Chief Executive Officer

CARMICHAEL INVESTMENT PARTNERS, LLC

By:	Carmichael Bandwidth, LLC

By:	/s/ Brian D. Bailey
Brian D. Bailey, Managing Partner

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/s/ James A. Bowen
James A. Bowen

FT BANDWIDTH VENTURES, LLC

By:	/s/ James A. Bowen
James A. Bowen, Manager

FT BANDWIDTH VENTURES II, LLC

By:	/s/ James A. Bowen
James A. Bowen, Manager

/s/ Susan R. Bowen
Susan R. Bowen

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/s/ David A. Morken
David A. Morken, Individually

THE 2007 MICHAEL OWEN MORKEN IRREVOCABLE TRUST

By:	/s/ Grace Elaine Morken
Grace Elaine Morken, Trustee

THE 2007 GRACE ELAINE MORKEN IRREVOCABLE TRUST

By:	/s/ Michael Owen Morken
Michael Owen Morken, Trustee

THE 2007 HELEN CHRISTINE MORKEN IRREVOCABLE TRUST

By:	/s/ Grace Elaine Morken
Grace Elaine Morken, Trustee

THE 2007 DANIEL JAMES MORKEN IRREVOCABLE TRUST

By:	/s/ Michael Owen Morken
Michael Owen Morken, Trustee

THE 2007 INGA MARIE MORKEN IRREVOCABLE TRUST

By:	/s/ Grace Elaine Morken
Grace Elaine Morken, Trustee

THE 2007 BENJAMIN SCOTT MORKEN IRREVOCABLE TRUST

By:	/s/ Michael Owen Morken
Michael Owen Morken, Trustee

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/s/ Henry R. Kaestner
Henry R. Kaestner, Individually

THE 2007 GRAHAM REED KAESTNER IRREVOCABLE TRUST

By:	/s/ Tom Hahn
Tom Hahn, Trustee

THE 2007 JOSEPH RICE KAESTNER IRREVOCABLE TRUST

By:	/s/ Tom Hahn
Tom Hahn, Trustee

THE 2007 BENJAMIN HENRY KAESTNER IV IRREVOCABLE TRUST

By:	/s/ Tom Hahn
Tom Hahn, Trustee

THE 2015 CHRISHELLE DAWN MORKEN IRREVOCABLE GST TRUST

By:	/s/ David A. Morken
David A. Morken, Trustee

DAVID MORKEN 2014 CHARITABLE REMAINDER UNITRUST

By:	/s/ David A. Morken
David A. Morken, Trustee

2014 DAVID MORKEN IRREVOCABLE GST TRUST

By:	/s/ David A. Morken
David A. Morken, Trustee

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